EXHIBIT 5-1

[PSE&G Letterhead]

May 6, 2015

Public Service Electric and Gas Company

80 Park Plaza

P.O. Box 570

Newark, NJ 07101-0570

Re:	Public Service Electric and Gas Company Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the issuance and sale from time to time by Public Service Electric and Gas Company, a New Jersey corporation (the “Company”), of the Company’s Secured Medium-Term Notes, Series K, due 1 year to 30 years from the date of issue (the “Notes”) pursuant to: the Company’s Registration Statement on Form S-3, Registration No. 333-200353 (the “Registration Statement”), and the Prospectus constituting a part thereof, dated November 18, 2014, relating to the offering from time to time of certain debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”); the Prospectus Supplement, dated May 6, 2015, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus dated November 18, 2014 and the Prospectus Supplement dated May 6, 2015 relating to the Notes being hereinafter together referred to as the “Prospectus”); and the Indenture of Trust, dated as of July 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee (the “Indenture Trustee”). The Notes will be secured as to payment of the principal thereof (exclusive of any premium) and interest thereon by $2,000,000,000 aggregate principal amount of the Company’s First and Refunding Mortgage Bonds, Medium-Term Notes, Series K (the “Mortgage Bonds”), issued under its Indenture, dated August 1, 1924 (the “Original Mortgage”), between the Company and U.S. Bank National Association (as successor to Fidelity Union Trust Company), as trustee (the “Mortgage Trustee”), as supplemented and amended by prior supplemental indentures, including the Supplemental Indenture dated May 1, 2015 (the “Supplemental Indenture”) (the Original Mortgage, as so supplemented and amended, is hereinafter referred to collectively as the “Mortgage”). The Notes are to be issued in substantially the form filed as an exhibit to the Registration Statement (with maturities, interest rates and other terms of the Notes appropriately filled in).

I have examined the Registration Statement, the Prospectus and such other instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

Based on such examination, I am of the opinion that the issuance of up to $2,000,000,000 in aggregate initial offering price of the Notes has been duly authorized by all necessary action by the Board of Directors and the authorized officers of the Company and, when the variable terms of such Notes have been established by any of the authorized officers to whom such authority has been delegated and such Notes have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement and the Prospectus and the agreed consideration therefor has been received by the Company, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Notes may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles.

The foregoing opinion is limited to matters arising under the laws of the State of New Jersey. I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement and any amendment thereto. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ M. Courtney McCormick

M. Courtney McCormick
Deputy General Counsel